Insider Trading Policy

Policy Owner: Legal Department Effective Date: February 2, 2023

I.
PURPOSE

It is illegal for any employee, officer or director of Stoke Therapeutics, Inc. (collectively with its subsidiaries, the “Company” or “Stoke”) to trade in the securities of the Company while in the possession of material nonpublic information about the Company. It is also illegal for any employee, officer or director of the Company to give material nonpublic information to others who may trade on the basis of that information.

In order to comply with federal and state securities laws governing (i) trading in Company securities while in the possession of material nonpublic information concerning the Company and (ii) tipping or disclosing material nonpublic information to any outside person, and in order to prevent the appearance of improper trading or tipping, the Company has adopted this policy for all of its employees, officers and directors, members of their immediate families and others living in their households.

II.
SCOPE
A.
This policy covers all employees, officers and directors of the Company, members of their immediate families and others living in their households (collectively referred to herein as “employees, officers or directors”), and venture capital funds and other entities (such as partnerships, trusts and corporations) that are affiliated or associated with such persons. An affiliate is someone who directly or indirectly controls or is controlled by, or is under common control with such person. An associate is (x) a corporation or organization (other than the Company or a majority owned subsidiary of the Company) of which such person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or (y) any trust in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity. Employees, officers and directors are responsible for ensuring compliance by their immediate families and other members of their households.
B.
This policy applies to any and all transactions in the Company’s securities, including shares of its Common Stock and options to purchase Common Stock (as described in more detail in Section VI.E below), however acquired, and any other type of securities that the Company may issue, such as shares of preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities.
C.
This policy will be delivered to all employees, officers and directors upon its adoption by the Company, and to all new employees, officers and directors at the start of their employment or relationship with the Company. Upon first receiving a copy of this policy or any revised versions, each employee, officer or director must sign a certification that he or she has received a copy and agrees to comply with the terms of this policy. This certification and agreement will constitute consent for the

Company to impose sanctions for violation of this policy and to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with this policy. As discussed in Section VII.B, sanctions for individuals may include demotion or other disciplinary actions, up to and including termination of employment, if the Company has a reasonable basis to conclude that this policy has been violated. Section 16 Parties, as defined below, may be required to certify compliance with this policy on an annual basis.
D.
This policy allows for trades by employees, officers and directors made in compliance with Rule 10b5-1, as amended (“Rule 10b5-1”) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to the approval of the Compliance Officer (as defined in Section IV below).
E.
The Company may change these procedures or adopt such other procedures in the future as the Company considers appropriate in order to carry out the purposes of this policy.
III.
SECTION 16 PARTIES; ACCESS PERSONS
A.
Section 16 Parties. The Company maintains a list of those persons it has designated as the officers and directors who are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act, and the underlying rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Each such person is referred to herein as a “Section 16 Party.” Section 16 Parties must obtain prior approval of all trades in Company securities from the Compliance Officer in accordance with the procedures set forth in Section VI.D below. The Company will amend such list of Section 16 Parties from time to time as necessary to reflect the addition and the resignation or departure of Section 16 Parties.
B.
Access Persons. The Company also maintains a list of those persons who have regular access to material nonpublic information in the normal course of their duties for the Company (other than Section 16 Parties); each person on such list is referred to herein as an “Access Person.” Access Persons (and such other persons who may, after the adoption date of this policy, come to have regular access to material non-public information) must obtain prior approval of all trades in Company securities from the Compliance Officer in accordance with the procedures set forth in Section VI.D below. The Company will amend such list from time to time as necessary to reflect the addition and the resignation, departure or change of status of Access Persons.
IV.
INSIDER TRADING COMPLIANCE OFFICER

The Company has designated the Company’s General Counsel as its Insider Trading Compliance Officer (“Compliance Officer”) and in the event of the General Counsel’s unavailability, the Company’s Chief Executive Officer, shall be authorized to serve as Compliance Officer in the interim. The Compliance Officer will review and either approve or prohibit all

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proposed trades by Section 16 Parties or Access Persons in accordance with the procedures set forth in Section VI.D below, except that with respect to proposed trades by the General Counsel when also serving as the Compliance Officer, any such proposed trades must be approved by the Company’s Chief Executive Officer. The Compliance Officer may consult with the Company’s outside legal counsel.

In addition to the trading approval duties described in Section VI.D below, the duties of the Compliance Officer will include the following:

A.
Administering and interpreting this policy and monitoring and enforcing compliance with all the provisions and procedures set forth in this policy.
B.
Responding to all inquiries relating to this policy and its procedures.
C.
Designating and announcing special trading blackout periods during which no designated employees, officers or directors may trade in Company securities.
D.
Providing copies of this policy and other appropriate materials to all current and new employees, officers and directors, and such other persons who the Compliance Officer determines may have access to material nonpublic information concerning the Company.
E.
Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including without limitation Sections 10(b), 16, 20A and 21A of the Exchange Act and the rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933, as amended (“Securities Act”); and assisting in the preparation and filing of all required SEC reports relating to insider trading in Company securities, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.
F.
Revising the policy as necessary to reflect changes in federal or state insider trading laws and regulations, subject to approval by the Company’s Board of Directors or a duly authorized committee thereof.
G.
Maintaining as Company records originals or copies of all documents required by the provisions of this policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.
H.
Maintaining the accuracy of the list of Section 16 Parties and the list of Access Persons, and updating such lists periodically as necessary to reflect additions or deletions.

The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties.

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V.
DEFINITION OF “MATERIAL NONPUBLIC INFORMATION”
A.
“Material” Information

Information about the Company is “material” if it would be expected to affect the investment or voting decisions of a reasonable stockholder or investor, or if the disclosure of the information would be expected to alter significantly the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of the Company’s securities. Both positive and negative information may be material. While it is not possible to identify all information that would be deemed “material,” the following types of information would ordinarily be considered material:

•
financial performance, such as quarterly and year-end operating results, and changes in financial performance or liquidity;
•
operational metrics, such as employee counts and distribution by geography or function;
•
results or material data from clinical or pre-clinical testing or trials, or other significant development milestones;
•
significant communications to or from regulatory agencies, or other significant regulatory developments;
•
initiation of a new clinical trial for a product candidate;
•
significant cybersecurity incidents or data breaches;
•
potential mergers, acquisitions or material sales of Company assets or subsidiaries;
•
developments regarding suppliers or partners, such as the acquisition or loss of a significant contract or a development agreement;
•
stock splits, public or private securities and/or debt offerings or issuances of dividends;
•
entry into a new, or cancellation of, a major strategic relationship;
•
introduction of new product candidates;
•
restatements of historical financial statements;
•
initiation of a significant lawsuit; and
•
significant changes in senior management.
B.
“Nonpublic” Information

Material information is “nonpublic” if it has not been widely disseminated to the public, for example, through major newswire services, national news services, Web

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casts or financial news services. For the purposes of this policy, information will be considered public, i.e., no longer “nonpublic,” after two full trading days following the Company’s widespread public release of the information.

C.
Consult the Compliance Officer for Guidance

Employees, officers or directors who are unsure whether the information that they possess is material or nonpublic must consult the Compliance Officer for guidance before trading in any Company securities.

VI.
STATEMENT OF COMPANY POLICY AND PROCEDURES
A.
Prohibited Activities
1.
No employee, officer or director may trade in Company securities while possessing material nonpublic information concerning the Company (except as permitted by Section VI.C). It does not matter that there may exist a justifiable reason for a purchase or sale apart from the nonpublic information; if the employee, officer or director has material nonpublic information, the prohibition still applies.
2.
No employee, officer or director may trade in Company securities outside of the applicable “trading windows” described in Section VI.B below and no employee, officer or director may trade in the Company securities during any special trading blackout periods designated by the Compliance Officer that are applicable to such employee, officer or director (except as permitted by Section VI.C).
3.
No Section 16 Party or Access Person may trade in Company securities unless the trade has been approved by the Compliance Officer in accordance with the procedures set forth in Section VI.D below (except as permitted by Section VI.C).
4.
The Compliance Officer may not trade in Company securities unless the trade has been approved by the Company’s Chief Executive Officer in accordance with the procedures set forth in Section VI.D below (except as permitted by Section VI.C).
5.
No employee, officer or director may disclose material nonpublic information concerning the Company to any outside person (including family members, analysts, individual investors and members of the investment community and news media), unless required as part of the regular duties of such employee, director or officer for the Company or authorized by the Compliance Officer. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information.
6.
No employee, officer or director may give trading advice of any kind about

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the Company to anyone while possessing material nonpublic information about the Company, except that employees, officers or directors should advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all employees, officers and directors from giving trading advice concerning the Company to third parties even when the employees, officers and directors do not possess material nonpublic information about the Company.
7.
No employee, officer or director may engage in hedging or monetization transactions, acquire, sell, or trade in any interest or position relating to Company securities, such as a put option, a call option, or a short sale (including a short sale “against the box”).
8.
No employee, officer or director may (a) trade in the securities of any other public company while possessing material nonpublic information concerning that company obtained in the course of service as an employee, officer or director, (b) “tip” or disclose such material nonpublic information concerning any other public company to anyone, or (c) give trading advice of any kind to anyone concerning any other public company while possessing such material nonpublic information about that company.
9.
Except as permitted by Section VI.C, no employee, officer or director may make a gift or other transfer without consideration of Company securities during a period when that employee, officer or director is not permitted to trade.
10.
No employee, officer or director may participate, in any manner other than passive observation, in any of the investment or stock-related Internet “chat” rooms, blogs, social media sites or message boards relating to the Company.
11.
No employee, officer or director may use or pledge Company securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the Compliance Officer.
12.
No entity over which an employee, officer or director has or shares voting or investment control may distribute securities of the Company to its limited partners, general partners or stockholders during a period when the employee, officer or director is not permitted to trade, unless the limited partners, general partners or stockholders of that entity have agreed in writing to hold the securities until the trading window described in VI.B below is first open.
13.
It is the Company’s policy to disclose material information concerning the Company to the public only in accordance with its Corporate Communications Policy in order to avoid inappropriate publicity and to ensure that all such information is communicated in a way that is reasonably designed to provide broad, non-exclusionary distribution of information to

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the public. All inquiries or calls from the press, investors and financial analysts should be referred to a designated Company spokesperson. Please see the Company’s Corporate Communications Policy for details.
B.
Trading Windows and Blackout Periods
1.
Trading Windows for Section 16 Parties and Access Persons. After obtaining trading approval from the Compliance Officer in accordance with the procedures set forth in Section VI.D below, Section 16 Parties and Access Persons may trade in Company securities only during the period beginning after the second trading day following the Company’s widespread public release of quarterly or year-end operating results, and ending at the close of trading on the last day of the then-current quarter, as long as they are not in possession of material nonpublic information or subject to any special trading blackout.
2.
Trading Windows for Employees. All employees who are not Section 16 Parties or Access Persons may trade in Company securities only during the period beginning after the second trading day following the Company’s widespread public release of quarterly or year-end operating results, and ending at the close of trading on the last day of the then-current quarter, as long as they are not in possession of material nonpublic information or subject to any special trading blackout. Employees who are not Section 16 Parties or Access Persons need not obtain approval from the Compliance Officer prior to trading.
3.
No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No employee, officer or director possessing material nonpublic information concerning the Company may trade in Company securities even during open trading windows. Persons possessing such information may trade during a trading window only after the second full trading day following the Company’s widespread public release of the information.
4.
No Trading During Blackout Periods. The Compliance Officer may designate special trading blackouts that apply to particular individuals or groups of persons for such time as is determined by the Compliance Officer. No employee, officer or director may trade in Company securities outside of the applicable trading windows or during any special blackout periods that the Compliance Officer may designate. No employee, officer or director may disclose to any outside third party that a special blackout period has been designated.
C.
Exception for Transfers Pursuant to Rule 10b5-1 Plans

The restrictions outlined in Sections VI.A.1, 2, 3, 4 and 9 and VI.B shall not prohibit transfers of Company securities made pursuant to a written contract, letter of

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instruction or plan that is established by a Section 16 Party, or by an Access Person, and: (a) complies with the requirements of Rule 10b5-1 (“Rule 10b5-1 Plan”), (b) has been approved by the Compliance Officer in advance of the first trade thereunder by such periods of time as required by Section VI.D.2.a(i) below and (c) with respect to which the Company’s Compliance Officer has received the certification referred to in Section VI.D.2.c. No such approval by the Compliance Officer shall be considered the Compliance Officer’s or the Company’s approval that the Rule 10b5-1 Plan satisfies the requirements of Rule 10b5-1. It shall be the sole responsibility of the person establishing the Rule 10b5-1 Plan to ensure that such plan complies with the requirements of Rule 10b5-1. The Company reserves the right to prevent any transactions in Company securities, even those pursuant to a Rule 10b5-1 Plan, if the Compliance Officer determines that prevention of such transaction is necessary to comply with securities law or contractual obligations.

D.
Procedures for Approving Trades
1.
Section 16 Parties and Access Persons. Except as provided in paragraph 2 of this subsection, no Section 16 Party or Access Person may trade in Company securities, until:
a.
The person proposing to trade has printed, completed and emailed to the Compliance Officer a signed PDF copy of the form attached as Exhibit A hereto, no earlier than five business days prior to the proposed trade(s); and
b.
The Compliance Officer has approved the trade(s) via email.
2.
Rule 10b5-1 Plans. No trades shall be treated as having been made pursuant to a Rule 10b5-1 Plan under this policy unless:
a.
The Rule 10b5-1 Plan complies with the following requirements of Rule 10b5-1 and this policy;
(i)
The first trade under the Rule 10b5-1 Plan does not occur (x) for a Section 16 Party until the later of (1) ninety (90) days after the adoption of the Rule 10b5-1 Plan and (2) two (2) business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the 10b5-1 Plan was adopted that discloses the Company’s financial results (but not to exceed 120 days following the adoption of the 10b5-1 Plan); and (y) for persons who are not Section 16 Parties: sixty (60) days after adoption of the Rule 10b5-1 Plan, in each case, following the Compliance Officer’s approval of the Rule 10b5-1 Plan. These waiting periods are collectively referred to as “Cooling-Off Period”;

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(ii)
The Rule 10b5-1 Plan is not a single-trade Rule 10b5-1 Plan adopted during the 12-month period immediately following the person’s adoption of another single-trade Rule 10b5-1 Plan, subject to the exceptions noted in Rule 10b5-1, which are provided for you in the Appendix hereto;
(iii)
The Rule 10b5-1 Plan is adopted during a trading window and not during any blackout period; and
(iv)
A person may have no more than one Rule 10b5-1 Plan adopted at any point in time (i.e., multiple concurrent or overlapping plans are prohibited), subject to the exceptions noted in Rule 10b5-1, which are provided for you in the Appendix. One of these exceptions is for plans authorizing certain “sell-to-cover” transactions.
b.
The Compliance Officer has approved the Rule 10b5-1 Plan, and has certified such approval in writing at least 60 days (or such longer period as may be required by Section VI.D.2a(i) above) in advance of the first trade thereunder;
c.
The person establishing the Rule 10b5-1 Plan has certified to the Compliance Officer in writing no earlier than two business days prior to the date that the Rule 10b5-1 Plan is formally established (and has not subsequently withdrawn such certification prior to the adoption of such Rule 10b5-1 Plan), that as of such date and as of the adoption date of the Rule 10b5-1 Plan:
(i)
Such person is not in and, to such person’s knowledge, will not be in possession of material nonpublic information concerning the Company and all such trades to be made pursuant to the Rule 10b5-1 Plan will be made in accordance with Section 16 of the Exchange Act and Rule 144 of the Securities Act to the extent such Sections are applicable;
(ii)
The Rule 10b5-1 Plan complies with the requirements of Rule 10b5-1;
(iii)
Such person is adopting the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act and Rule 10b5-1 of the Exchange Act;
(iv)
Such person will act in good faith with respect to the Rule 10b5-1 Plan throughout its duration; and

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(v)
Such person will promptly notify the Compliance Officer in writing and withdraw any certification made pursuant to Section VI.D.2a-c hereof if any change in circumstances prior to the adoption date of the Rule 10b5-1 Plan has rendered or will render such certification to be inaccurate as of the adoption date.
d.
In order to effect an amendment to an existing Rule 10b5-1 Plan, the person amending such plan must satisfy all of the conditions set forth in Section VI.D.3 with respect to such amendment.
3.
Modifications and Terminations of Rule 10b5-1 Plans. Once an approved Rule 10b5-1 Plan in place, the person who established the Rule 10b5-1 Plan will need approval from the Compliance Officer to make certain changes to it. Modifying or changing the amount, price, or timing of the purchase or sale of the Company’s securities underlying the Rule 10b5-1 Plan (or a modification or change to a written formula or algorithm, or computer program that affects the amount, price, or timing of the purchase or sale of such securities) (any such modification or change, a “Plan Modification”) will be deemed to be the same as terminating the existing Rule 10b5-1 Plan and entering into a new Rule 10b5-1 Plan. As a result, the approval process for a Plan Modification is the same as the applicable approval process for initially adopting a Rule 10b5-1 Plan, including being subject to a new Cooling-Off Period. The Company discourages those persons who have established Rule 10b5-1 Plans from making multiple Plan Modifications, as that may give the appearance of trading on material nonpublic information under the guise of that plan. Plan Modifications can only be made during an applicable trading window described in VI.B above and not during any blackout period and only when such person requesting the Plan Modification is not in possession of material nonpublic information. For other modifications to a Rule 10b5-1 Plan, such person must notify the Compliance Officer of such modification in writing at least two business days prior to the modification and such modification must be approved by the Compliance Officer in writing. Once an approved Rule 10b5-1 Plan in place, the person who established the Rule 10b5-1 Plan will need approval from the Compliance Officer to terminate it.
4.
No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Compliance Officer to approve any trades requested by Section 16 Parties or Access Persons or to approve any Rule 10b5-1 Plan. The Compliance Officer may reject any trading requests or Rule 10b5-1 Plans at his or her sole reasonable discretion.
5.
Non-Rule 10b5-1 Trading Arrangements. Unless otherwise approved in advance by the Compliance Officer, no person subject to this policy shall

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enter into “non-10b5-1 trading arrangements” (as defined in Regulation S-K Item 408(c)) with respect to the Company.
E.
Employee Stock Purchase and Equity Incentive Plans
1.
Employee Stock Purchase Plan. The trading prohibitions and restrictions set forth in this policy do not apply to periodic wage withholding contributions by the Company or employees to the Company’s Employee Stock Purchase Plan that is used to purchase Company securities pursuant to the employees’ advance instructions. However, no officers or employees may alter their instructions regarding the level of withholding or purchase by the officer or employee of Company securities under such plan while in the possession of material nonpublic information. Any sale of securities acquired under such plan is subject to the prohibitions and restrictions of this policy.
2.
Stock Option Plans. The trading prohibitions and restrictions of this policy apply to all sales of securities acquired upon the exercise of options to purchase Company stock, but not to the acquisition of Company stock by such exercise.
F.
Priority of Statutory or Regulatory Trading Restrictions

The trading prohibitions and restrictions set forth in this policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., contractual restrictions on the sale of securities, short- swing trading by Section 16 Parties or restrictions on the sale of securities subject to Rule 144 under the Securities Act. Any employee, officer or director who is uncertain whether other prohibitions or restrictions apply should ask the Compliance Officer.

VII.
POTENTIAL CIVIL, CRIMINAL AND DISCIPLINARY SANCTIONS
A.
Civil and Criminal Penalties

The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by trading, pay the loss suffered by the persons who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to $5 million and serve a jail term of up to 20 years. The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties and could under certain circumstances be subject to private lawsuits by contemporaneous traders for damages suffered as a result of illegal insider trading or tipping by persons under the Company’s control.

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B.
Company Discipline

Violation of this policy or federal or state insider trading or tipping laws by any (i) employee or officer may subject such employee or officer to disciplinary action by the Company up to and including termination for cause and (ii) director may subject such director to dismissal proceedings. A violation of this policy is not necessarily the same as a violation of law. In fact, for the reasons indicated above, this policy is intended to be broader than the law. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this policy has been violated. The Company may determine that specific conduct violates this policy, whether or not the conduct also violates the law. It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action.

C.
Reporting of Violations

Any employee, officer or director who violates this policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other employee, officer or director, must report the violation immediately to the Compliance Officer or the Chief Executive Officer. Upon learning of any such violation, the Compliance Officer or the Chief Executive Officer, in consultation with the Company’s legal counsel, will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.

VIII.
INQUIRIES

Please direct all inquiries regarding any of the provisions or procedures of this policy to the Compliance Officer.

IX.
CHANGES TO THIS POLICY

Our Board reserves the right in its sole discretion to modify or grant waivers to this Policy. Any amendments or waiver may be publicly disclosed if required by applicable laws, rules and regulations. For the avoidance of doubt, unless explicitly stated by the Board, any waiver, amendment or modification of the Policy by the Board shall not be considered a waiver of the Company’s Code of Conduct.

X.
EFFECTIVE DATE

The effective date of this Policy is February 2, 2023. The amendments to this Policy would not apply to any existing 10b5-1 Plan that was entered into prior to the effective date, except to the extent that a Plan Modification is made to such plan after the effective date.

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XI.
REVISION AND REVIEW HISTORY

Version	Department	Description of Activity	Date of Revision or Review
1.0	Legal	Initial Version	May 10, 2019
1.1	Legal	Annual review; Updates to formatting	March 3, 2020
1.2	Legal	Annual review; Updates to titles and addition of Revision History table	January 31, 2022
2.0	Legal	Revisions to reflect amendments to Rule 10b5-1 and removal of listings of Section 16 Parties and Access Persons	February 2, 2023
2.1	Legal	Annual review	May 7, 2024

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Exhibit A

Stoke Therapeutics, Inc.

APPLICATION FOR TRADING
BY SECTION 16 PARTIES AND ACCESS PERSONS

Name:

Title:

Proposed Trade Date:

Type of Security to be Traded:

Type of Trade (Purchase/Sale):

Number of Shares or Other Securities to be Traded:

CERTIFICATION

I hereby certify that:

•
I have read and understood the Stoke Insider Trading Policy,
•
I am not, and to my knowledge, will not be, aware of any “material nonpublic information” concerning Stoke as defined in the Company’s Insider Trading Policy,
•
I understand that it is my responsibility to ensure that I do not transact in Stoke securities while I am aware of material non-public information about Stoke, and that clearance from Stoke to transact in Stoke securities is not a representation or certification that Stoke or any of its officers, employees or representatives is in agreement that I am not in possession of material non-public information,
•
to the best of my knowledge, the proposed trade(s) listed above do not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 under the Securities Act of 1933, as amended, and
•
I understand that if I trade while possessing material non-public information or if my trades violate Section 16 or Rule 144, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company up to and including termination for cause.

I understand that clearance to transact in Stoke securities, if received, will be immediately rescinded and no longer be in effect in the event of any of the below:

•
If I become aware of material non-public information affecting Stoke;
•
If a normal or special blackout period is or becomes effective under the Insider Trading Policy during the period that I plan to transact in Stoke securities; or
•
If this clearance is rescinded by the Stoke Compliance Officer.

(Signature) (Date)

APPENDIX

Exceptions to the Multiple, Overlapping Rule 10b5-1 Plan Restriction

Such exceptions are:

•
An eligible “sell-to-cover” Rule 10b5-1 Plan where such plan authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as restricted stock or stock appreciation rights, and the applicable employee, officer, director, affiliate or associate does not otherwise exercise control over the timing of such sales. For the avoidance of doubt, this exception does not extend to sales incident to the exercise of option awards.
•
A series of separate contracts with different broker-dealers or other agents acting on behalf of the person (other than the Company) to execute trades thereunder may be treated as a single Rule 10b5-1 Plan, provided that the individual constituent contracts with each broker-dealer or other agent, when taken together as a whole, meet all of the applicable conditions of and remain collectively subject to the provisions of Rule 10b5-1, including that a modification of any individual contract acts as modification of the whole Rule 10b5-1 Plan, as defined in Rule 10b5-1(c)(1)(iv). The substitution of a broker-dealer or other agent acting on behalf of the person (other than the Company) for another broker-dealer that is executing trades pursuant to a Rule 10b5-1 Plan shall not be a “Plan Modification” as long as the purchase or sales instructions applicable to the substitute and substituted broker are identical with respect to the prices of securities to be purchased or sold, dates of the purchases or sales to be executed, and amount of securities to be purchased or sold.
•
One later-commencing Rule 10b5-1 Plan for purchases or sales of any securities of the Company on the open market under which trading is not authorized to begin until after all trades under the earlier-commencing Rule 10b5-1 Plan are completed or expired without execution. However, the first trade under such later-commencing Rule 10b5-1 Plan must be scheduled after the “Effective Cooling-Off Period,” or the Cooling-Off Period that would be applicable to the later-commencing Rule 10b5-1 Plan if the date of adoption of the later-commencing Rule 10b5-1 Plan were deemed to be the date of termination of the earlier-commencing Rule 10b5-1 Plan.

Exceptions to the Single-Trade Rule 10b5-1 Plan Restriction

There is an exception for eligible “sell-to-cover” Rule 10b5-1 Plans where the plan authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as restricted stock or stock appreciation rights, and the applicable employee, officer, director, affiliate or associate does not otherwise exercise control over the timing of such sales.